Exhibit 10.6
SEPARATION AND RESTRICTIVE COVENANT AGREEMENT AND FULL RELEASE AND WAIVER OF CLAIMS
This Separation and Restrictive Covenant Agreement and Full Release and Waiver of Claims (this “Agreement”) is by and between USA Compression Management Services, LLC (“USAC”) on behalf of itself and its parents, its subsidiaries and affiliates (collectively with USAC, the “Partnership”) and Michael C. Pearl (“Employee”).
WHEREAS, Employee will resign from employment and Employee’s employment with the Partnership shall terminate effective October 5, 2023 (the “Termination Date”);
WHEREAS, the Partnership will provide Employee a lump sum of $500,000.00, which is a payment Employee would not otherwise be entitled, less all applicable taxes and required governmental withholdings (the “Separation Payment”), in exchange for the Employee’s full and proper execution of this Agreement;
WHEREAS, in order to achieve a final and amicable resolution of the employment relationship in all its aspects, the Partnership has agreed, in accordance with the terms and conditions of this Agreement as set forth below, to provide consideration to the Employee in exchange for the Employee’s full and proper execution of this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Separation from Employment. Employee’s employment with the Partnership shall terminate effective as of the Termination Date.
2.Consideration for Signing. As consideration for this Agreement the Partnership agrees to the following:
(a)Employee shall receive the Separation Payment, which is contingent upon the full and proper execution of this Agreement.
(b)The Separation Payment shall be made as soon as reasonably practicable after the Effective Date (as defined herein).
The consideration given to Employee hereunder in the form of the Separation Payment is expressly conditioned upon Employee’s full compliance with the terms and conditions set forth herein, including Employee’s agreement to waive any and all claims that the provisions of this Agreement are not fully enforceable as written in its entirety, and Employee’s agreement not to sue or otherwise pursue any legal claim contrary to the foregoing waiver. Notwithstanding anything herein to the contrary, and in addition to any and all other remedies and alternatives which may be available at law or in equity, in the event of a breach or threatened breach of the provisions of this Agreement by Employee, the Partnership may (in its sole discretion) cease without further obligation to Employee to make the payment set forth in this section.
3.Release of Claims. Employee stipulates, agrees, and understands that for and in consideration of the mutual covenants set forth in this Agreement, specifically including the payment and consideration set forth in Section 2 above, the same being good and valuable consideration, Employee hereby acting of Employee’s own free will, voluntarily and on behalf of him or herself, Employee’s heirs, administrators, executors, successors and assigns, RELEASES, ACQUITS and forever DISCHARGES the Partnership and its respective past and present parents, subsidiaries, affiliates, specifically including USA Compression GP, LLC (the “Company”) and Energy Transfer LP, partners, directors, officers, owners, shareholders, successors, employees, predecessors, joint employers, successor employers and agents, and each of them (collectively “Released Parties”), of and from any and all debts, obligations, claims, counterclaims, demands, judgments, and/or causes of action of any kind whatsoever, including, but not limited to, under the Employee Phantom Unit Agreements entered into by the Employee dated August 9, 2022 and December 5, 2022 (collectively, the “Unit Award Agreements”) and any other equity award agreement entered into between the Employee and the Released Parties (whether known or unknown, in tort, contract, at law or in equity, by statute or regulation, or on any basis), based on facts occurring at any time before, or at the time of, Employee’s signing of this Agreement, for any damages or other remedies of any kind, including, without limitation, direct or indirect,

Exhibit 10.6
consequential, compensatory, actual, punitive, or any other damages, attorneys’ fees, expenses, reimbursements, costs of any kind or reinstatement of any of the foregoing. This release includes, but is not limited to, any and all rights or claims, demands, and/or causes of action arising out of Employee’s employment with the Partnership, or relating to purported employment discrimination, retaliation or violations of civil rights, if any, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, The Lilly Ledbetter Fair Pay Act of 2009, the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, Executive Order 11246, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, or any other applicable federal, state, or local statute or ordinance or any other claim, whether statutory or based on common law, arising by reason of Employee’s employment with the Partnership or circumstances related thereto, or by reason of any other matter, cause, or thing whatsoever, from the first date of employment with the Partnership to the date and time of execution of this Agreement.
Excluded from this Agreement are any claims that cannot be waived by law, including but not limited to, the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission or any applicable federal, state, or local government agency and to recover any appropriate relief in any such proceeding. Employee is waiving, however, the right to any monetary recovery or relief should the Equal Employment Opportunity Commission or any other agency or commission pursue any claims on Employee’s behalf.
Employee has a period of twenty-one (21) days in which to consider this Agreement, which will end on the close of business on October 26, 2023. Employee may choose to sign this Agreement prior to the expiration of the twenty-one (21) day period, but is not required to do so. Once Employee signs the Agreement, Employee shall have a period of seven (7) days from the date Employee signs the Agreement to revoke the Agreement. The Agreement shall not become effective or enforceable until the eighth day after Employee signs the Agreement (the “Effective Date”). To revoke this Agreement, Employee must provide written notice of revocation to Sean Kimble, 111 Congress Ave., Suite 2400, Austin, Texas 78701 before 11:59 p.m., Austin, Texas time on the last day of the seven (7) day revocation period. No payments under this Agreement shall be due until the expiration of the seven (7) day revocation period. The Employee is expressly advised and encouraged to exercise the Employee’s right to consult with an attorney of the Employee’s choice in considering whether to sign this Agreement. The Employee affirms that the Employee (i) has consulted or had an opportunity to consult with an attorney or a representative of Employee’s choosing; and (ii) is not relying on any advice from the Partnership or its agents or attorneys in Employee’s decision to execute this Agreement. Employee further acknowledges that he/she has carefully read this Agreement, that the Employee understands the contents and meaning of this Agreement and that Employee’s execution of this Agreement is knowing and voluntary.
4.Not An Employment Agreement. This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between the Employee and the Partnership.
5.Confidentiality of Agreement. Employee agrees not to discuss, disclose or otherwise communicate any of the terms of this Agreement, including without limitation the amounts of the payments or other consideration provided, to anyone except to Employee’s attorney, tax advisor and Employee’s spouse, if any, or as required by law. Employee understands and agrees that, as a result of this binding promise of strict confidentiality, Employee may not hereafter discuss or otherwise communicate with, among other persons, any of the Partnership’s current or former employees regarding the terms, including the payments or other consideration, included in this Agreement.
6.Non-Disparagement. Employee agrees to refrain from making any oral or written statements to a third party about any of the Released Parties that are derogatory, disparaging, malicious, obscene, threating, harassing, intimidating, discriminatory, slanderous, libelous or defamatory with the effect of damaging the business or reputation of the Partnership or Energy Transfer LP, or any of their respective affiliates, subsidiaries, successors, directors, officers or employees. In the event of the breach or threatened breach of the provisions of this Non-Disparagement provision by Employee that has or will result in actual demonstrable harm, the Partnership and Energy Transfer LP, shall each be entitled to obtain injunctive relief to enjoin such breach or threatened breach, in addition to all other remedies and alternatives which may be available at law or in equity. Employee acknowledges that the remedies contained in the Agreement for violation of this Agreement of the Non-Disparagement provision are not the exclusive remedies.

Exhibit 10.6
Further, the Partnership shall refrain from publishing any oral or written statements about Employee that are derogatory, disparaging malicious, obscene, threating, harassing, intimidating, discriminatory, slanderous, libelous or defamatory and which are designed to harm Employee. Notwithstanding the foregoing, Employee acknowledges and understands that while the Partnership shall advise its officers and directors of the existence of this obligation, it cannot control their actions, but if made aware of such oral or written statements will take reasonable efforts to cause such statements to be discontinued. A violation or threatened violation by the Partnership of this paragraph that has or will result in actual demonstrable harm to Employee may be enjoined by the courts, in addition to any all rights and remedies otherwise afforded by law.
7.Confidential and Proprietary Information. Employee acknowledges that they have agreed to certain confidentiality provisions contained in the Nondisclosure and Assignment of Inventions Agreement executed at the time of Employee’s initial hiring. Employee also acknowledges that they agreed to certain confidentiality provisions contained in the Unit Award Agreements (collectively, the
“Confidentiality Provisions”). Employee agrees that the Confidentiality Provisions shall in no way be terminated by this Agreement and shall remain in force as provided for by the terms of the Confidentiality Provisions, including any restriction limitations contained therein. Employee further acknowledges that if Employee were to use or disclose, directly or indirectly, the Confidential Information, that such use and/or disclosure would cause the Partnership irreparable harm and injury for which no adequate remedy at law exists. Therefore, in the event of the breach or threatened breach of the provisions of this Confidentiality Provisions by Employee, the Partnership shall be entitled to obtain injunctive relief to enjoin such breach or threatened breach, in addition to all other remedies and alternatives which may be available at law or in equity. Employee acknowledges that the remedies contained in the Agreement for violation of this Agreement of the Confidentiality Provisions are not the exclusive remedies which the Partnership may pursue.
8.Non-Admission. This Agreement, and the payment of money and other consideration provided by the Partnership under this Agreement, is not an admission or indication of any wrongdoing by the Partnership or the Employee.
9.Entire Agreement. Employee agrees that, with the exception of the provisions of the Nondisclosure and Assignment of Inventions Agreement and the Confidentiality Provisions, this Agreement constitutes the complete agreement between the parties regarding the matters addressed herein, and that no other representations have been made by the Partnership and that the terms hereof may not be modified except by a written instrument signed by the Partnership and the Employee.
10.Severability. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.
11.Interpretation Under State Law. This Agreement shall be construed under the laws of the State of Texas without regard to the conflicts of laws provisions thereunder.
12.Headings. The headings used in this Agreement are inserted solely for convenience and shall not be used to interpret the meaning of this document.
13.Knowing and Voluntary. By signing below, Employee knowingly and voluntarily accepts this Agreement and does so of Employee’s own free will.
[Signature Page Follows]

Exhibit 10.6
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

PARTNERSHIP:

USA COMPRESSION PARTNERS, LP
a Delaware limited partnership

By:	USA Compression GP, LLC
Its:	General Partner

/s/ Sean Kimble
Sean Kimble, Vice President of Human Resources

	Dated:	10/05/2023

EMPLOYEE:

/s/ Michael Pearl

By:	Michael Pearl	Date:	10/05/2023

Please return executed originals of this Agreement by regular mail to Sean Kimble, 111 Congress Ave., Suite 2400, Austin, Texas 78701.